UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 19, 2016 (September 13, 2016)

AMERICAN POWER GROUP CORPORATION
(Exact name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-13776	71-0724248
(Commission File Number)	(I.R.S. Employer Identification Number)

7 Kimball Lane, Building A
Lynnfield, MA 01940
(Address of Principal Executive Offices, including Zip Code)

(781) 224-2411
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

Refinancing of Credit Facility

On September 14, 2016, American Power Group, Inc. (“APG”), a wholly owned subsidiary of American Power Group Corporation (the “Company”), entered into two loan agreements with Iowa State Bank (the “Lender”), pursuant to which APG refinanced approximately $2,835,000 of principal and interest previously borrowed under an existing line of credit and term loan with the Lender by (i) converting such amounts into a new $3,000,000 term loan (the “Term Loan”) and (ii) extending APG an additional line of credit of up to $500,000 (the “Line of Credit” and, together with the Term Loan, the “Credit Facility”).

All borrowings under the Line of Credit bear interest at a rate equal to the base rate on corporate loans posted by at least 70% of the 10 largest U.S. banks (known as The Wall Street Journal U.S. Prime Rate), plus 0.5%. At the date of this report, the Credit Facility bears interest at the rate of 4.0% per annum. The Term Loan will be amortized with over a period of ten years, with (i) 36 consecutive monthly payments of $30,659.34, beginning on December 14, 2016, which includes interest at the rate of 4.0% per annum, followed by (ii) 84 consecutive monthly payments of $30,659.34, beginning on December 14, 2019, with adjustments from time to time thereafter such that the interest rate payable on the Term Loan beginning on December 14, 2019 will be equal to the interest rate payable on the Line of Credit. The final payment of all principal and accrued interest on the Term Loan is due on November 14, 2026.

The maximum amount APG may borrow from time to time under the Line of Credit remains equal to lesser of (i) the sum of 70% of APG’s eligible accounts receivable, other than accounts receivable outstanding for more than 90 days, and 50% of the value of APG’s inventory, or (ii) $500,000. At the date of this report, the credit available to APG under the Line of Credit is $500,000. The Line of Credit expires on September 14, 2017.

Financial covenants, including the prior covenants that APG maintain a specified current ratio and debt-to-worth ratio, have been eliminated from the Credit Facility.

APG’s obligations under the Credit Facility (the “Obligations”) continue to be secured by the grant of a first priority security interest in all of APG’s assets, the Company’s guaranty, and a first priority security interest in all of the Company’s assets. Prior agreements under which the Company had promised to issue up to 2,000,000 shares of its common stock, par value $.01 per share (“Common Stock”), to the Lender in the event of a payment default, and under which a member of the Company’s Board of Directors and two members of the Company’s management had each pledged 166,666 shares of Common Stock as additional collateral for the Credit Facility, have been terminated.

In addition, Mr. Matthew D. Van Steenwyk and Mr. Neil K. Braverman, each of whom is a member of the Company’s Board of Directors (together, the “Guarantors”) have each agreed, severally and not jointly, to guaranty the payment of up to $1,750,000 of the Obligations, including the payment of principal, interest and all costs of collection. The Lender has agreed that, in the event of a default under the Credit Facility, it will not exercise its rights to foreclose on the collateral securing the Credit Facility, and will first demand payment from the Guarantors. Following any such demand, if the Guarantors pay at least 35% of the principal balance then owed under the Credit Facility, the Lender will permit the remaining Obligations to be paid over a period of two years on terms to be determined.

Amounts borrowed under the Credit Facility are subject to acceleration upon certain events of default, including: (i) any failure to pay when due any amount owed under the Credit Facility; (ii) any failure to keep the collateral insured; (iii) any default under any of the documents related to the Credit Facility; (iv) any attempt by any other creditor of APG or the Company to collect any indebtedness of APG or the Company through court proceedings; (v) any assignment for the benefit of creditors by APG or the Company, or the insolvency of either APG or the Company; (vi) the institution of certain bankruptcy proceedings by or against APG or the Company; (vii) any breach by APG or the Company of any covenant in the documents related to the Credit Facility; and (viii) any other occurrence that either significantly impairs the value of the collateral or causes the Lender to reasonably believe that the Lender will have difficultly collecting the amounts borrowed under the Credit Facility.

Agreements with the Guarantors

The Company, APG and the Guarantors entered into Credit Support Agreement on September 13, 2016, pursuant to which, in consideration of the Guarantors’ execution and delivery of their guarantees to the Lender, the Company issued each Guarantor a warrant (together, the “Warrants”) to purchase up to 6,950,000 shares of Common Stock, at an initial exercise price of $.20 per share. Each Warrant may be exercised at any time for up to 5,560,000 shares. From and after the occurrence of any Vesting Condition, as that term is defined below, each Warrant may be exercised for up to 1,390,000 additional shares. The Warrants may be exercised only for cash, and expire on September 13, 2021. The exercise price of the Warrants is subject to adjustment upon certain stock dividends, stock splits and similar events, but is not subject to adjustments upon issuances of equity securities at prices below the then-applicable exercise price. As used in the Warrants, “Vesting Condition” means any of the following: (i) if the Lender initiates any action to enforce either Guaranty, (ii) if the Guarantor(s) exercise the March-in Right under Section 2(a) the Credit Support Agreement, or (iii) in the absence of either of the foregoing events and if the Guarantees have not been released by the Lender prior to September 13, 2019.

The Credit Support Agreement grants the Guarantors the right (the “March-in Right”) to repay, on behalf of APG and the Company, all, but not less than all of the Obligations under the Credit Facility. The March-in Right may be exercised unilaterally by either Guarantor or jointly by the Guarantors in such proportions to which they may agree between themselves.

Under Section 2(a) of the Credit Support Agreement, if the Guarantor(s) exercise the March-in Right on or prior to September 13, 2019, then the Guarantor(s) will succeed to all of the rights and interests of the Lender as the lender and secured party under all agreements, promissory notes and other instruments which comprise the Credit Facility. Unless otherwise agreed by the Company and APG, no other term or condition of the Credit Facility will be deemed to amended or restated.

In the event that that the Guarantor(s) do not exercise the March-In Right on or prior to September 13, 2019, then, thereafter, under Section 2(b) of the Credit Support Agreement, the Guarantor(s) may provide the Company and APG at least 90 days’ prior written notice of their intention to exercise the March-in Right. If the Company and APG are able to cause the Lender to terminate the Guarantees prior to the end of such 90-day period, then the March-in Right will terminate. If the Guarantees have not been terminated prior to the end of such 90-day period, then the Guarantors may proceed to repay all, but not less than all, of the Obligations under the Credit Facility.

If the Guarantors exercise the March-In Right pursuant to Section 2(b) of the Credit Support Agreement, then, within 15 days after the release by the Lender of the Company and APG from all of the Obligations under the Credit Facility, the Company will issue to the Guarantors, in satisfaction of all of the Obligations, and against the release of such Obligations by the Guarantors, in proportion to the relative interests of the Guarantors in the Credit Facility, (i) that number of shares of Common Stock (the “Payoff Shares”) which is equal to (x) the aggregate dollar amount (including all principal and all accrued but unpaid interest and fees) owed to the Lender by the Company and APG under the Credit Facility as of the date of the release thereof by the Lender (the “Release Date”), divided by (y) the average of the VWAP (as that term is defined in the Credit Support Agreement) of the Common Stock over a period of 20 consecutive trading days ending immediately prior to the Release Date; and (ii) additional Warrants, entitling each Guarantor to purchase up to that number of shares of Common Stock which equals the number of Payoff Shares issued to such Guarantor. The initial exercise price of each such additional Warrant will be equal to the average of the VWAP of the Common Stock over a period of 20 consecutive trading days ending immediately prior to the Release Date.
______________________________

The foregoing descriptions of the Credit Facility, the Credit Support Agreement, the Warrants and other agreements and documents do not purport to be complete and are qualified in their entirety by reference to the complete text of such documents, copies of which are filed as exhibits hereto and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

See the disclosures in Item 1.01 above, which are incorporated herein by this reference.

Item 3.02    Unregistered Sales of Equity Securities

See the disclosures set forth in Item 1.01 above, which are incorporated herein by reference.

The offer and sale of the Common Stock and the Warrants were not registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of an exemption from the registration requirements under Section 4(2) and/or Rule 506 of Regulation D of the Securities Act.

Item 7.01    Regulation FD Disclosure

On September 19, 2016, the Company issued a press release announcing the events described in Items 1.01. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference. The press release and the information in Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.    Description

10.1	Credit Support Agreement dated as of September 13, 2016, between American Power Group, Inc., American Power Group Corporation, Matthew D. Van Steenwyk and Neil K. Braverman

10.2	Common Stock Purchase Warrant dated September 13, 2016, issued to Matthew D. Van Steenwyk

10.3	Common Stock Purchase Warrant dated September 13, 2016, issued to Neil K. Braverman

10.4	Term Promissory Note in the principal amount of $3,000,000, dated as of September 14, 2016, issued by American Power Group, Inc. in favor of Iowa State Bank

10.5	Commercial Security Agreement dated as of September 14, 2016, between American Power Group, Inc. and Iowa State Bank

10.6	Business Loan Agreement (Asset Based) dated as of September 14, 2016, between American Power Group, Inc. and Iowa State Bank

10.7	Revolving Promissory Note dated as of September 14, 2016, issued by American Power Group, Inc. in favor of Iowa State Bank

10.8 (1)	Guaranty dated as of November 9, 2010, issued by American Power Group Corporation (formerly known as GreenMan Technologies, Inc.), in favor of Iowa State Bank

10.9	Commercial Guaranty dated as of September 14, 2016, issued by Matthew D. Van Steenwyk in favor of Iowa State Bank

10.10	Commercial Guaranty dated as of September 14, 2016, issued by Neil K. Braverman in favor of Iowa State Bank

99.1	Press Release of American Power Group Corporation, dated September 19, 2016.

_______________________

(1)	Filed as an Exhibit to American Power Group Corporation’s Form 8-K dated November 9, 2010 and filed November 15, 2010, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN POWER GROUP CORPRATION

By: /s/ Charles E. Coppa
Charles E. Coppa
Chief Financial Officer

Date: September 19, 2016